Exhibit 99.1

NAREIT's Annual Conference - November 2010

Third Quarter Acquisitions



1818 Platinum Triangle
Anaheim, CA



Marina Pointe
Marina del Rey, CA



Garrison Square
Boston, MA



Ridge at Blue Hills
Braintree, MA



Domain Brewers Hill
Baltimore, MD

PortfolioUDR owns, acquires, renovates, develops, and manages apartment communities nationwide concentrated in markets with low single-family home affordability and job growth ahead of national average58,796 homes in 210 communities(2)Average monthly same-store income per occupied home of $1,167 compared to national average of $980 Leading Multifamily REITNYSE: UDR38 year track record of paying dividendsS&P 400Enterprise value - $8.1 billion(1) (1) As of November 8, 2010.(2) As of November 8, 2010, includes all wholly-owned homes, homes in development and joint venture homes at 100%.(3) Percentages shown on map indicate contribution of third quarter year to date 2010 total same-store net operating income (NOI). In September 2010 UDR announced that it entered into the Boston market through the purchase of two operating communities consisting of 346 homes and one pre-sale venture to develop 240 homes. It is anticipated that the operating communities enter into the same-store pool in the 1st quarter of 2012. UDR Overview

UDR's Competitive Strengths

High Quality Portfolio with National Scale

- 58,796 apartment homes in 210 communities[(1)]
- Focused on markets with low home ownership affordability and above average job growth

Operational Outperformance

- Greater than 95% same-store occupancy for the last six quarters
- Same-store operating margin of 66.2% versus peer average of 62.5%[(2)] for YTD 2010

Leading Operating Platform

- Technology initiatives continue to improve operating margins and enhance UDR customer experience

Strong Development and Redevelopment Capabilities

- 1,574 homes under development or redevelopment representing $229 million of investment
- Over the last 12 months, delivered 2,160 homes representing $380 million of investment

Balance Sheet

- 2.1x fixed charge coverage ratio and 49.4% debt to undepreciated assets[(3)]
- Improved leverage profile upon completion of recent $1.3 billion of capital transactions

(1) As of November 8, 2010, includes all wholly-owned homes, homes in development and joint venture homes at 100%.
(2) Peer group includes AIV, AVB, BRE, CPT, EQR, ESS and PPS.
(3) As of September 30, 2010, adjusted for non-recurring items.

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Recent Events

$1.3 billion of investment and capital markets activities

Acquisitions and Dispositions Activities - $457 million

- Acquisition of 5 operating communities containing 1,374 apartment homes for $412 million
- Acquisition of a 2 acre land parcel in the Mission Bay neighborhood of San Francisco for $24 million
- Sold 1 community for $21 million

Capital Markets Activities - $735 million

- Raised $365 million of equity including a $359 million overnight equity offering
- $370 million of new or restructured debt

Joint Venture Activities – $136 million

- Acquired the general partnership interest in the existing Hanover/MetLife Master Limited Partnership for $93 million. UDR owns a 12.27% weighted average interest in a portfolio of 26 operating communities containing 5,748 homes and a 4.14% weighted average interest in 11 land parcels with the potential to develop approximately 2,300 additional homes and will provide property and asset management of the partnership's assets.
- Entered into a $43 million pre-sale venture for the construction of a 240 home community in Stoughton, MA.

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Operational Outperformance[1]

2010 Same-Store Results Through Q3

Occupancy

- Occupancy of 95.7% versus peer average of 95.6%

Operating Margin

- Operating margin of 66.2% versus peer average of 62.5%

Revenue

- Decreased by 1.7% versus peer average decline of 2.3%

Expenses

- Increased by 0.3% versus peer average increase of 0.9%

NOI

- Decreased 2.7% versus peer average decline of 4.1%

5-Year Same-Store Trends


Revenue Growth
8.00%
6.00%
4.00%
2.00%
0.00%
-2.00%
-4.00%
2006
2007
2008
2009
2010 YTD
UDR Revenue Growth
Peer Revenue Growth


NOI Growth
9.00%
7.00%
5.00%
3.00%
1.00%
-1.00%
-3.00%
-5.00%
-7.00%
2006
2007
2008
2009
2010 YTD
UDR NOI Growth
Peer NOI Growth

(1) Peer group includes AIV, AVB, BRE, CPT, EQR, ESS and PPS.

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Rents Continue to Improve Change in new and effective renewal lease rates compared to the expiring lease Includes wholly-owned and joint venture stabilized homes.Signed leases as of October 2010.As of September 2010. We have pricing power in 22 of 23 markets and a loss-to-lease of 3.3%(3) Markets With More Than 5% Increase in Effective Renewal Rates(2) Metropolitan DC Phoenix, AZ Austin, TX Nashville, TN San Francisco, CA Inland Empire, CA Baltimore, MD Jacksonville, FL Portland, OR Seattle, WA Sacramento, CA Markets With 3% to 5% Increase in Effective Renewal Rates(2) Houston, TX San Diego, CA Los Angeles, CA Orlando, FL Norfolk, VA Tampa, FL Orange Co., CA Monterey Peninsula, CA Richmond, VA Dallas, TX

Acquisition & Disposition Activity

Recent acquisition of five communities for $412 million containing 1,374 homes

High Quality Portfolio

- $1,936 total monthly income per occupied home, 66% above current portfolio average
- Superior finishes and amenities

Increased Concentration in Core Markets

- Deeper presence in existing UDR target markets
- Strategic foothold in Boston market - one of the nation's least affordable homeownership markets[1]

Deleveraging Transaction

- Improved leverage profile upon completion of $359 million equity offering and acquisitions
- Reduced debt to undepreciated assets to 49.4%[2]
- Transaction was funded with 87% equity



Domain Brewers Hill, Baltimore, MD



1818 Platinum Triangle, Anaheim, CA



Marina Pointe, Marina del Rey, CA

(1) According to the National Association of Realtors for full year 2009.
(2) As of September 30, 2010.

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Recent Acquisition Details Community Location Homes Purchase Price (M) Price per Home (K) Monthly Income per Occupied Home(1) Debt Assumed (M) Year Built / Renovated Operating 1818 Platinum Triangle Anaheim, CA 265 $70.5 $266.0 $1,838 NA 2009 Marina Pointe Marina del Rey, CA 583 157.5 270.2 1,707 $67.7(2) 1993 Garrison Square Boston, MA 160 98.0 612.5 3,406 NA 1887/1990 Ridge at Blue Hills Braintree, MA 186 40.0 215.1 1,492 23.8(3) 2007 Domain Brewers Hill Baltimore, MD 180 46.0 255.6 1,975 NA 2009 Total/Weighted Average Total/Weighted Average 1,374 $412.0 $300.0 $1,936 $91.5 9 years As of July 31, 2010.Tax-exempt first mortgage with a current floating interest rate of 1.17% and an August 2019 maturity. First mortgage with a 5.39% fixed interest rate and a December 2017 maturity.Pre-sale venture with an affiliate of The Hanover Company. Anticipated completion in the fourth quarter of 2012. Acquisitions represent attractive comparable values versus similarly located assets1818 Platinum Triangle, Ridge at Blue Hills and Domain Brewers Hill were all developed by The Hanover Company and were acquired off-market at a discount to their replacement cost

Strong Development and Redevelopment Capabilities

Development[1]

- Pipeline consists of 712 homes in two communities with a total estimated cost of $151.7 million or $213 thousand per home
- Invested $873.0 million, or $159 thousand per home, in the development of 5,482 homes over the last five years
- UDR owns 5 land parcels with the potential to develop approximately 3,000 homes
- The UDR/MetLife venture owns 11 land parcels with the potential to develop approximately 2,300 homes

Redevelopment[1]

- Pipeline consists of 862 homes in three communities with a total estimated cost of $77.2 million or $90 thousand per home
- Invested $177.5 million, or $43 thousand per home, in the redevelopment of 4,108 homes over the last five years
- There are numerous other sites within the UDR portfolio with major redevelopment potential and we continue to monitor market conditions for the ideal time to start the redevelopment process

(1) As of September 30, 2010.

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Solid Balance Sheet Financial profile as of September 30, 2010 Viridian - Los Angeles, CA In excess of $7 billion in assets(1)Total cash and credit capacity in excess of $793 million; over $3 billion of unencumbered assets available for additional liquidityExisting debt totals $3.5 billion, with weighted average rate of 4.3% and 5.7 years to maturityInvestment grade rating from Standard & Poor's and Moody'sFixed charge coverage of 2.1xRaised $176.3 million in net proceeds from "At the Market" equity program since inception in 2009During the 3rd quarter of 2010, raised an additional $359 million of net proceeds through an overnight equity offering Excludes depreciation. Domus - Philadelphia, PA

Technology Platform - Launched Third Generation Website Changes and Additions Improved navigation Enriched menus and graphics Enhanced apartment search Latest Google Maps with Street views Real-time listings of apartment availability "Saved to Favorites" feature New online brochuresUDR Modern Living: Unique look and feel Unique apartment search features Point-of-view Walking Tours Dancing Halos highlighting community's featured amenities

Technology Platform Designed to Meet Customers' Demands Ashton Judiciary Square - Washington, D.C. Percentage of: September 2010 September 2010 Payments received via ACH Payments received via ACH 76% Service requests entered through MyUDR.com Service requests entered through MyUDR.com 80% Move-ins initiated via an Internet source Move-ins initiated via an Internet source 65% Renewals completed electronically Renewals completed electronically 66% UDR's full suite of mobile websites and apartment search applications encompasses over 90% of all mobile operating systems

UDR/MetLife Venture Executive Summary UDR acquired Hanover's interest in the existing Hanover/MetLife venture for $93 million for the following: A 12.27% weighted average interest in 26 operating communities containing 5,748 homesA 4.14% weighted average interest in 11 land parcels with the potential to develop an additional 2,300 homes and the right to control the future development of these parcels The property and asset management agreements for the partnership$63 million of the $93 million was paid at closing and the balance will be paid to Hanover in two interest free payments of $20 million and $10 million on the first and second anniversary of the closing, respectively. Strata - San Diego, CA

Compelling Reasons for Transaction

- Positive impact to earnings
  - Cash-on-cash return of 9%
  - Accretive to 2011 FFO[1]
- Opportunity to invest in and manage a portfolio of high-quality communities with a:
  - Weighted average age of one year old
  - Weighted average home size of 1,257 square feet
  - Weighted average monthly income per occupied home of $2,167, net of lease-up concessions
- The creation of a $2.3 billion venture with MetLife, a Fortune 500 company
- The portfolio targets our core resident base of 25 to 35 year olds and will substantially benefit from the implementation of our operating platform
- Opportunity to refinance the venture's $1.4 billion of existing financing into long-term mortgages at near record-low interest rates

(1) FFO accretion is dependent on the source of capital used to finance the transaction.

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Forward-Looking Statement Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "likely," "will," " seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian ParkSM development, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward- looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. Securities Law. This presentation and these forward-looking statements include UDR's analysis and conclusions based in part on third party data and reflect UDR's judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

Investor Relations Contact:H. Andrew Cantoracantor@udr.com720.283.6083